Exhibit 2.2.1

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

7535538 Canada Inc.

Corporate name / Dénomination sociale

753553-8

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the Canada Business Corporations Act.	JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Richard G. Shaw

Richard G. Shaw

Director / Directeur

2010-04-26

Date of Incorporation (YYYY-MM-DD)

Date de constitution (AAAA-MM-JJ)

Form 1 Articles of Incorporation Canada Business Corporations Act (s. 6)	Formulaire 1 Statuts constitutifs Loi canadienne sur les sociétés par actions (art. 6)

1	Corporate name

Dénomination sociale

7535538 Canada Inc.

2	The province or territory in Canada where the registered office is situated

La province ou le territoire au Canada où est situé le siège social

ON

3	The classes and any maximum number of shares that the corporation is authorized to issue

Catégories et le nombre maximal d’actions que la société est autorisée à émettre

See attached schedule / Voir l’annexe ci-jointe

4	Restrictions on share transfers

Restrictions sur le transfert des actions

See attached schedule / Voir l’annexe ci-jointe

5	Minimum and maximum number of directors

Nombre minimal et maximal d’administrateurs

Min. 1 Max. 10

6	Restrictions on the business the corporation may carry on

Limites imposées à l’activité commerciale de la société

None

7	Other Provisions

Autres dispositions

See attached schedule / Voir l’annexe ci-jointe

8	Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.

Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Cameron Rusaw	100 King Street West,Suite 4400, Toronto ON M5X1B1, Canada	Original signed by / Original signé par Cameron Rusaw
Cameron Rusaw

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3419 (2008/04)

Schedule / Annexe

Description of Classes of Shares / Description des catégories d’actions

The Corporation is authorized to issue an unlimited number of shares of one class to be designated as common shares. The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

1. Dividends

1.1 The holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and all dividends which the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

2. Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

3. Voting Rights

3.1 The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation.

Schedule / Annexe

Restrictions on Share Transfers / Restriction sur le transfert d’actions

The right to transfer securities of the Corporation (other than debt securities that are not convertible into shares of the Corporation) shall be restricted in that no holder of such securities shall be entitled to transfer any such securities without either:

(a) if the transfer of such securities is restricted by any security holders’ agreement, complying with such restrictions in such agreement; or

(b) if there are no such restrictions, either:

(i) the express sanction of the holders of more than 50% of the voting shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares; or

(ii) the express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors entitled to vote on that resolution at a meeting of directors.

Schedule / Annexe

Other Provisions / Autres dispositions

The board of directors of the Corporation may, at any time and from time to time, by resolution appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next following annual meeting of shareholders of the Corporation, provided that the total number of directors so appointed by the board of directors of the Corporation during the period between any two annual meetings of shareholders of the Corporation shall not exceed one-third of the number of directors elected at the earlier of such two annual meetings of shareholders of the Corporation.

Form 2 Initial Registered Office Address and First Board of Directors Canada Business Corporations Act (CBCA)(s. 19 and 106)	Formulaire 2 Siège social initial et premier conseil d’administration Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1	Corporate name

Dénomination sociale

7535538 Canada Inc.

2	Address of registered office

Adresse du siège social

100 King Street West

1 First Canadian Place, Suite 4400

Toronto ON M5X1B1

3	Additional address

Autre adresse

4	Members of the board of directors

Membres du conseil d’administration

Resident Canadian Résident Canadien
Cameron Rusaw	32 Hawthorn Avenue, Toronto ON M4W 2Z2, Canada	Yes / Oui

5	Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.

Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par Cameron Rusaw
Cameron Rusaw 416-863-5555

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 2904 (2008/04)

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

POSTMEDIA NETWORK CANADA CORP.

Corporate name / Dénomination sociale

753553-8

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

/s/ Aïssa Aomari

Aïssa Aomari

Deputy Director / Directeur adjoint

2010-06-25

Date of Amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Form 4 Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177)	Formulaire 4 Clauses modificatrices Loi canadienne surles sociétés par actions (LCSA) (art. 27 ou 177)

1	Corporate name

Dénomination sociale

7535538 Canada Inc.

2	Corporation number

Numéro de la société

753553-8

3	The articles are amended as follows

Les statuts sont modifiés de la façon suivante

The corporation changes its name to:

La dénomination sociale est modifiée pour :

POSTMEDIA NETWORK CANADA CORP.

4	Declaration: I certify that I am a director or an officer of the corporation.

Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par Paul Godfrey
Paul Godfrey 416-383-2433

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3069 (2008/04)

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

POSTMEDIA NETWORK CANADA CORP.

Corporate name / Dénomination sociale

753553-8

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

/s/ Aïssa Aomari

Aïssa Aomari

Deputy Director / Directeur adjoint

2010-07-08

Date of Amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Industry Canada / Industrie Canada
Corporations Canada / Corporations Canada

Articles of Amendment

(Section 27 or 177 of the ***Canada Business Corporations Act (CBCA)****)*

Form 4

Instructions

3 Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

4 Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

1 Corporation name

POSTMEDIA NETWORK CANADA CORP.

2 Corporation number

753553-8

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to:
(Do not indicate the full address)

C: The corporation changes the minimum and/or maximum number of directors to:
(For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: 3 maximum: 15

Refer to Schedule Annexed hereto.

4 Declaration

Signature

Paul Godfrey
Print name

(416) 383-2433
Telephone number

E-MAIL
2010 -07- 08
17:20

Canada

IC 3069 (2008/12)

10

SCHEDULE

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the business of the corporation on to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify.

(i) paragraph 3 of the Articles of the Corporation is amended by increasing the classes and any maximum number of shares that the Corporation is authorized to issue by creating an unlimited number of voting shares to be designated as Class C voting shares (the “Voting Shares”) and an unlimited number of variable voting shares to be designated as Class NC variable voting shares (the “Variable Voting Shares”). The rights privileges, restrictions and conditions attaching to the Voting Shares and the Variable Voting Shares are set out in the Schedule annexed hereto;

(ii) the one issued and outstanding common share of the Corporation is changed into one Voting Share of the Corporation upon the issuance of the Certificate of Amendment by the Director of Industry Canada;

(iii) paragraph 3 of the Articles of the Corporation is amended by decreasing the classes and any maximum number of shares that the Corporation is authorized to issue by deleting the unlimited number of common shares, together with the rights, privileges, restrictions and conditions attached thereto and after giving effect to the foregoing, to provide that paragraph 3 of the Articles of the Corporation shall provide as follows:

“The Corporation is authorized to issue an unlimited number of voting shares to be designated as Class C voting shares (the “Voting Shares”) and an unlimited number of variable voting shares to be designated as Class NC variable voting shares (the “Variable Voting Shares”). The rights, privileges, restrictions and conditions attaching to the Voting shares and the Variable Voting Shares are set out in Schedule annexed hereto.”

(iv) paragraph 4 of the Articles of the Corporation is amended by deleting it in its entirety and replacing it with the restrictions on share ownership and share transfers set out in Appendix I annexed hereto.

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SCHEDULE

1.	INTERPRETATION

1.1	Definitions

For purposes of the Articles, the following terms have the following meanings:

(a)	“Affiliate” of a person means any person that directly or indirectly controls, is controlled by, or is under control with, that person;

(b)	“Aggregate Votes” means the aggregate of the votes attached to all issued and outstanding Shares of the Corporation that may ordinarily be cast to elect directors of the Corporation;

(c)	“Board of Directors” means the board of directors of the Corporation;

(d)	“CBCA” means the Canada Business Corporations Act, R.S.C., 1985, c.C-44, as the same may be amended, supplemented or replaced, from time to time;

(e)	“CBCA Regulations” means any regulations promulgated from time to time under the CBCA;

(f)	“control” of a person by one or more persons (the “controller”) means the controller, directly or indirectly, possesses the power to direct or cause the direction of the management and policies of the first person, or elect the majority of the directors of the first person if applicable, whether through the ownership of securities, by contract or by any other means and “controlled by” and “under common control with” have corresponding meanings;

(g)	“Conversion Period” means the period of time commencing on the Offer Date and terminating on the Expiry Date;

(h)	“Converted Shares” means, with respect to a Voting Share Offer, Voting Shares resulting from the conversion of Variable Voting Shares into Voting Shares pursuant to paragraph 3.5(c)(i) and, with respect to a Variable Voting Share Offer, Variable Voting Shares resulting from the conversion of Voting Shares into Variable Voting Shares pursuant to paragraph 2.5(c)(i);

(i)	“Exclusionary Offer” means, with respect to Voting Shares, a Variable Voting Share Offer, made by an Offerer that:

(i)	must, by reason of requirements of applicable securities legislation or of a stock exchange on which the Variable Voting Shares are listed, be made to all or substantially all of the holders of Variable Voting Shares who are in a province or territory of Canada to which such requirements apply; and

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(ii)	is not made concurrently with an offer to purchase the Voting Shares at a price equal to the Offer Price and that is identical to the Variable Voting Share Offer in terms of the percentage of outstanding shares of each class to be taken up (exclusive of shares of each class owned immediately before the offer by the Offeror) and the form or forms of consideration offered and in all other material respects (except with respect to the conditions to the Offeror’s obligation to take up and pay for Variable Voting Shares that, may be attached to the Variable Voting Share Offer), and that has no condition attached other than the right not to take up and pay for Voting Shares tendered if no Variable Voting Shares are purchased under the Variable Voting Share Offer, and, with respect to Variable Voting Shares, a Voting Share Offer, made by an Offeror that:

(iii)	must, by reason of requirements of applicable securities legislation or of a stock exchange on which the Voting Shares are listed, be made to all or substantially all of the holders of Voting Shares who are in a province or territory of Canada to which such requirements apply; and

(iv)	is not made concurrently with an offer to purchase the Variable Voting Shares at a price equal to the Offer Price and that is identical to the Voting Share Offer in terms of the percentage of outstanding shares of each class to be taken up (exclusive of shares of each class owned immediately before the offer by the Offeror) and the form or forms of consideration offered and in all other material respects (except with respect to the conditions to the Offeror’s obligation to take up and pay for Voting Shares that may be attached to the Voting Share Offer), and that has no condition attached other than the right not to take up and pay for Variable Voting Shares tendered if no Voting Shares are purchased under the Voting Share Offer,

(j)	“Expiry Date” means the last date on which holders of Voting Shares or Variable Voting Shares, as applicable, may accept an Exclusionary Offer in accordance with its terms;

(k)	“ITA” means the Income Tax Act, R.S.C., 1985, c. 1 (5th Supp.), as the same may be amended, supplemented or replaced, from time to time;

(1)	“Non-Canadian” means a person who is a citizen or subject of a country other than Canada or a person who is controlled directly or indirectly by one or more citizens or subjects of a country other than Canada and includes all trusts, associations and societies, other than (i) a trust each beneficiary of which is itself a Canadian citizen, (ii) a mutual fund trust within the meaning of section 132(6) of the ITA, other than a mutual fund trust the majority of units of which are held are by citizens or subjects of a country other than Canada, (iii) a trust described in paragraphs I49(l)(o) or (o.l) of the ITA formed in connection with a pension plan that exists for the benefit of individuals a majority of whom are Canadian citizens, (iv) a trust described in paragraph 149(1)(r) or (x) of the ITA the annuitant in respect of which is a Canadian citizen or (v) an association or society at least 3/4 of the members of which are Canadian citizens;

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(m)	“Offer Date” means the date on which an Exclusionary Offer is made;

(n)	“Offeror” means a person that makes an offer to purchase Voting Shares or Variable Voting Shares, as applicable, and includes any Affiliate or “associate” (as defined in the CBCA) of such person or any other person that is disclosed in the offering document relating to such offer to be acting jointly or in concert with such first mentioned person, but excludes the Corporation;

(o)	“Offer Price” means the price per share offered for Voting Shares under a Voting Share Offer or Variable Voting Shares under a Variable Voting Share Offer;

(p)	“person” includes an individual, corporation, partnership, trust, society, unincorporated organization, association, entity, government or agency thereof, executor, administrator and other legal representative;

(q)	“Re-Conversion” has the meaning given to it in paragraph 2.5(c)(iii)(C) with respect to Voting Shares and has the meaning given to it in paragraph 3.5(c)(iii)(C) with respect to Variable Voting Shares;

(r)	“Shares” means the Voting Shares and the Variable Voting Shares in the share capital of the Corporation and includes any security convertible at the relevant time into any such share and options exercisable at the relevant time and rights exercisable at the relevant time to acquire any such share or any such convertible security;

(s)	“Transfer Agent” means the transfer agent and the registrar of the Share of the Corporation and, in the absence of a transfer agent, means the Corporation;

(t)	“Variable Voting Share Offer” means an offer to purchase Variable Voting Shares and includes any amendment or variation to a previous offer to purchase Variable Voting Shares except an amendment or variation comprised solely of a change to the conditions to the Offeror’s obligations to take up and pay for Variable Voting Shares attached to the Variable Voting Share Offer;

(u)	“Variable Voting Shares” means the Class NC variable voting shares in the share capital of the Corporation;

(v)	“Voting Share Offer” means an offer to purchase Voting Shares and includes any amendment or variation to a previous offer to purchase Voting Shares except an amendment or variation comprised solely of a change to the conditions to the Offeror’s obligations to take up and pay for Voting Shares attached to the Voting Share Offer; and

(w)	“Voting Shares” means the Class C voting shares in the share capital of the Corporation.

1.2	Undefined Terms

All terms used herein that are not defined herein shall have the meanings ascribed to them in the CBCA, Any provision herein shall be read so as to be consistent with the CBCA.

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2.	VOTING SHARES

Subject to the rights, privileges, restrictions and conditions which attach to the shares of any other class, the Voting Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions.

2.1	Voting

The holders of the Voting Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and shall vote as class with holders of Variable Voting Shares unless otherwise required under the CBCA. At all meetings holders of the Voting Shares shall be entitled to one vote in respect of each Voting Share held by such holder.

2.2	Dividends and Distributions

Subject to applicable law, the Board of Directors may at any time or from time to time declare non-cumulative dividends to the holders of Voting Shares in such amounts as the directors at such time or times determine, out of moneys of the Corporation properly applicable to the payment of dividends. The Voting Shares and Variable Voting Shares shall rank equally as to dividends on a share for share basis and all dividends declared in any fiscal year of the Corporation shall be declared in equal amounts per share on all Voting Shares and Variable Voting Shares then outstanding, without preference or distinction.

2.3	Subdivision or Consolidation

No subdivision or consolidation of the Voting Shares shall occur unless, simultaneously, the Voting Shares and the Variable Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the respective rights of the holders of the shares of each of the said classes.

2.4	Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Voting Shares and the holders of the Variable Voting Shares shall participate rateably, share and share alike, without any further preference or distinction.

2.5	Conversion

(a)	Automatic

Any issued and outstanding Voting Share shall be converted into one Variable Voting Share, automatically and without any further act of the Corporation or the holder, if such Voting Share is or becomes beneficially owned or controlled, directly or indirectly, by one or more Non-Canadians.

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(b)	Optional Conversion

A holder of Voting Shares shall have the option at any time to convert some or all of such shares into Variable Voting Shares on a one-for-one basis. This conversion right may be exercised by notice in writing given to the Transfer Agent, accompanied by the certificate or certificates representing the Voting Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice must be signed by the holder or its duly authorized attorney and must specify the number of Voting Shares which the holder desires to have converted. If less than all the Voting Shares represented by any certificate or certificates accompanying any such notice are to be converted, the holder will be entitled to receive, at the expense of the Corporation, a new certificate representing the Voting Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted. On any conversion of Voting Shares, the share certificates representing the Variable Voting Shares resulting therefrom will be issued in the name of the holder of the Voting Shares converted or, subject to payment by the holder of any stock transfer or other applicable taxes, in the name of such person as the holder may direct in writing. The right of a holder of Voting Shares to convert the same into Variable Voting Shares will be deemed to have been exercised, and the holder of Voting Shares to be converted (or any person in whose name such holder of Voting Shares will have directed certificates representing Variable Voting Shares to be issued) will be deemed to have become a holder of Variable Voting Shares of record for all purposes on the date of surrender of the certificate representing the Voting Shares to be converted accompanied by notice in writing as referred to above, notwithstanding any delay in the delivery of the certificate representing the Variable Voting Shares into which such Voting Shares have been converted.

(c)	Upon the Making of an Exclusionary Offer for Variable Voting Shares

(i)	Conversion Right

Upon the making of an Exclusionary Offer for Variable Voting Shares, a holder of Voting Shares has the right, at the holder’s option, at any lime during the Conversion Period to convert all or a part of such Voting Shares on the terms and conditions set forth herein into fully paid and non-assessable Variable Voting Shares on the basis of one Variable Voting Share for each Voting Share so converted.

(ii)	Conversion Procedure

The conversion right provided for in paragraph 2.5(c)(i) may be exercised by notice in writing given to the Transfer Agent, accompanied by the certificate or certificates representing the Voting Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice must be signed by the holder or its duly authorized attorney and must specify the number of Voting Shares which the holder desires to have converted. If less than all the Voting

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Shares represented by any certificate or certificates accompanying any such notice are to be converted, the holder will be entitled to receive, at the expense of the Corporation, a new certificate representing the Voting Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted. On any conversion of Voting Shares pursuant to the right in paragraph 2.5(c)(i), the share certificates representing the Converted Shares will be issued in the name of the holder of the Voting Shares converted. The right of a holder of Voting Shares to convert the same into Variable Voting Shares will be deemed to have been exercised, and the holder of Voting Shares to be converted will be deemed to have become a holder of Variable Voting Shares of record for all purposes on the date of surrender of the certificate representing the Voting Shares to be converted accompanied by notice in writing as referred to above, notwithstanding any delay in the delivery of the certificate representing the Variable Voting Shares into which such Voting Shares have been converted.

(iii)	Further Elections

An election by a holder of Voting Shares to exercise the conversion right provided for in paragraph 2.5(c)(i) shall also constitute irrevocable elections by such holder:

(A)	to deposit the Converted Shares under the Exclusionary Offer (subject to such holder’s right subsequently to withdraw such Converted Shares from the Exclusionary Offer in accordance with the terms thereof and applicable law);

(B)	to appoint a Canadian trustee (as designated by the Corporation) as the agent, attorney and attorney-in-fact of the holder in respect of the Converted Shares, with full power of substitution, (such power of attorney being coupled with an interest, being irrevocable) to, in the name of, and on behalf of. the holder during the Conversion Period, vote such Converted Shares at any meeting or meetings (whether annual, special or otherwise) of holders of Variable Voting Shares or of Shares, and to revoke any and all other authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise, conferred or agreed to be conferred by the holder at any time with respect to the Converted Shares or any of them and to covenant that no subsequent authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise, will be granted with respect thereto by or on behalf of the holder; and

(C)

to exercise the right (which right is hereby granted) to convert (the result of such exercise, a “Re-Conversion”) into Voting Shares all Converted Shares in respect of which such holder exercises the holder’s right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up and paid for under the Exclusionary Offer, and any such Re-Conversion shall be on the

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basis of one Voting Shares for each Converted Share in respect of which the Re-Conversion occurs.

(iv)	Re-Conversion

Any Re-Conversion in respect of Converted Shares which have been withdrawn from the Exclusionary Offer for Variable Voting Shares shall be effective at the time the right of withdrawal is exercised. Any Re-Conversion in respect of Converted Shares which have not been taken up and paid for under the Exclusionary Offer for Variable Voting Shares shall be effective:

(A)	in respect of an Exclusionary Offer for less than all the Variable Voting Shares which is completed, immediately following the time by which the Offeror is required under applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(B)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(v)	Deliveries

No share certificates representing Converted Shares shall be delivered to or to the order of the holders thereof before such shares have been deposited under the Exclusionary Offer, and the Transfer Agent, on behalf of the holders of the Converted Shares, shall deposit, and the holders of such shares shall be deemed to have irrevocably authorized and directed the Transfer Agent to deposit, under the Exclusionary Offer, the certificate or certificates representing the Converted Shares. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror under the Exclusionary Offer in respect of Converted Shares. On any Re-Conversion, the Transfer Agent shall deliver to each holder entitled thereto a share certificate representing the Voting Shares resulting from the Re-Conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this paragraph 2.5(c)(v).

(vi)	Notice

As soon as reasonably practicable after the Offer Date with respect to an Exclusionary Offer for Variable Voting Shares, the Corporation shall mail, by prepaid first class mail, to each holder of Voting Shares a notice advising such holders that they are entitled to convert their Voting Shares into Variable Voting Shares under paragraph 2.5(c)(i) and the reasons therefor. Such notice shall:

(A)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the Exclusionary Offer;

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(B)	include the information set out in paragraph 2.5(c)(iii) (A)-(C); and

(C)	be accompanied by a copy of the Exclusionary Offer and all other material sent to holders of Variable Voting Shares in respect of the offer, and as soon as is reasonably practicable after any additional material, including a notice of variation, is sent to the holders of Variable Voting Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Voting Shares.

(vii)	Press Release

Before or forthwith after sending any notice referred to in paragraph 2.5(c)(vi), the Corporation shall cause a press release to be issued to a Canadian national news wire service describing the contents of the notice.

3.	VARIABLE VOTING SHARES

Subject to the rights, privileges, restrictions and conditions which attach to any other class of shares, the Variable Voting Shares, as a class, shall have the following rights, privileges, restrictions and conditions:

3.1	Voting

The holders of the Variable Voting Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and shall vote as a class with the holders of the Voting Shares unless otherwise required under the CBCA. At any meeting of holders of Variable Voting Shares, the Variable Voting Shares shall carry one vote per Variable Voting Share. At any meeting of holders of Shares the Variable Voting Shares shall carry one vote per Variable Voting Share, unless:

(a)	the number of issued and outstanding Variable Voting Shares exceeds 49.9% of the total number of all issued and outstanding Shares; or

(b)	the total number of votes that may be cast by or on behalf of holders of Variable Voting Shares present at any meeting of holders of Shares exceeds 49.9% of the total number of votes that may be cast by all holders of Shares present and entitled to vote at such meeting.

If either of the above-noted thresholds is surpassed at any time, the vote attached to each Variable Voting Share will decrease automatically and without further act or formality, to equal the maximum permitted vote per Variable Voting Share as indicated below. Under the circumstance described in subparagraph (a) above, the Variable Voting Shares as a class cannot carry more than 49.9% of the Aggregate Votes. Under the circumstance described in subparagraph (b) above, the Variable Voting Shares as a class cannot, for the applicable shareholders’ meeting, carry more than 49.9% of the total number of votes that can be cast at the meeting.

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3.2	Dividends

Subject to applicable law, the Board of Directors may at any time or from time to time declare non-cumulative dividends to the holders of Variable Voting Shares in such amounts as the directors at such time or times determine, out of moneys of the Corporation properly applicable to the payment of dividends. The Voting Shares and Variable Voting Shares shall rank equally as to dividends on a share for share basis and all dividends declared in any fiscal year of the Corporation shall he declared in equal amounts per share on all Voting Shares and Variable Voting Shares then outstanding, without preference or distinction.

3.3	Subdivision or Consolidation

No subdivision or consolidation of the Variable Voting Shares shall occur unless, simultaneously, the Variable Voting Shares and the Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

3.4	Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Voting Shares and the holders of the Variable Voting Shares shall participate rateably, share and share alike, without any further preference or distinction.

3.5	Conversion

(a)	Automatic

Each issued and outstanding Variable Voting Share shall be automatically converted (unless otherwise expressly directed in writing by a holder prior to the issuance of the Variable Voting Share by the Corporation to such holder) into one Voting Share without any further act on the part of the Corporation or of the holder, if:

(i)	such Variable Voting Share is not or ceases to be beneficially owned and controlled, directly or indirectly, by one or more Non-Canadians, unless such Variable Voting Share resulted from the exercise of a right described in section 2.5(b) or section 2.5(c); or

(ii)	(A) the provisions contained in section 19 of the ITA are repealed and not replaced with other similar provisions in the ITA or other applicable legislation; and (B) there is no Canadian federal or provincial law applicable to the Corporation prescribed for the purposes of subsection 46(1) or paragraph 174(l)(c) of the CBCA or any other similar provision in the CBCA or the CBCA Regulations.

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(b)	Optional Conversion

Following the exercise of the right described in section 2.5(b), a holder of Variable Voting Shares shall have the option at any time to convert some or all of such shares into Voting Shares on a one-for-one basis so long as such holder is not a Non-Canadian. This conversion right may be exercised by notice in writing given to the Transfer Agent, accompanied by a certification that the holder is not a Non-Canadian and by the certificate or certificates representing the Variable Voting Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice must be signed by the holder or its duly authorized attorney and must specify the number of Variable Voting Shares which the holder desires to have converted. If less than all the Variable Voting Shares represented by any certificate or certificates accompanying any such notice are to be converted, the holder will be entitled to receive, at the expense of the Corporation, a new certificate representing the Variable Voting Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted. On any conversion of Variable Voting Shares, the share certificates representing the Voting Shares resulting therefrom will be issued in the name of the holder of the Variable Voting Shares converted or, subject to payment by the holder of any stock transfer or other applicable taxes, in the name of such person as the holder may direct in writing so long as such holder is not a Non-Canadian. The right of a holder of Variable Voting Shares to convert the same into Voting Shares will be deemed to have been exercised, and the holder of Variable Voting Shares to be converted (or any person in whose name such holder of Variable Voting Shares will have directed certificates representing Voting Shares to be issued) will be deemed to have become a holder of Voting Shares of record for all purposes on the date of surrender of the certificate representing the Variable Voting Shares to be converted accompanied by notice in writing as referred to above, notwithstanding any delay in the delivery of the certificate representing the Voting Shares into which such Variable Voting Shares have been converted.

(c)	Upon the Making of an Exclusionary Offer for Voting Shares

(i)	Conversion Right

Upon the making of an Exclusionary Offer for Voting Shares, a holder of Variable Voting Shares has the right, at the holder’s option, at any time during the Conversion Period to convert all or a part of such Variable Voting Shares on the terms and conditions set forth herein into fully paid and non-assessable Voting Shares on the basis of one Voting Share for each Variable Voting Share so converted.

(ii)	Conversion Procedure

The conversion right provided for in paragraph 3.5(c)(i) may be exercised by notice in writing given to the Transfer Agent, accompanied by the certificate or certificates representing the Variable Voting Shares in respect of which the holder thereof desires to exercise such right of conversion, Such notice must be signed by the holder or its duly authorized attorney and must specify the number of Variable Voting Shares which the holder desires to have converted. If less than all the Variable Voting Shares represented by any certificate or certificates

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accompanying any such notice are to be converted, the holder will be entitled to receive, at the expense of the Corporation, a new certificate representing the Variable Voting Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted. On any conversion of Variable Voting Shares pursuant to the right in paragraph 3.5(c)(i), the share certificates representing the Converted Shares will be issued in the name of the holder of the Variable Voting Shares converted. The right of a holder of Variable Voting Shares to convert the same into Voting Shares will be deemed to have been exercised, and the holder of Variable Voting Shares to be converted will be deemed to have become a holder of Voting Shares of record for all purposes on the date of surrender of the certificate representing the Variable Voting Shares to be converted accompanied by notice in writing as referred to above, notwithstanding any delay in the delivery of the certificate representing the Voting Shares into which such Variable Voting Shares have been converted.

(iii)	Further Elections

An election by a holder of Variable Voting Shares to exercise the conversion right provided for in paragraph 3.5(c)(i) shall also constitute irrevocable elections by such holder:

(A)	to deposit the Converted Shares under the Exclusionary Offer (subject to such holder’s right subsequently to withdraw such Converted Shares from the Exclusionary Offer in accordance with the terms thereof and applicable law);

(B)	to appoint a Canadian trustee (as designated by the Corporation) as the agent, attorney and attorney-in-fact of the holder in respect of the Converted Shares, with full power of substitution, (such power of attorney being coupled with an interest, being irrevocable) to, in the name of, and on behalf of, the holder during the Conversion Period, vote such Converted Shares at any meeting or meetings (whether annual, special or otherwise) of holders of Voting Shares or of Shares, and to revoke any and all other authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise, conferred or agreed to be conferred by the holder at any time with respect to the Converted Shares or any of them and to covenant that no subsequent authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise, will be granted with respect thereto by or on behalf of the holder; and

(C)	to exercise the right (which right is hereby granted) to convert (the result of such exercise, a “Re-Conversion”) into Variable Voting Shares all Converted Shares in respect of which such holder exercises the holder’s right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up and paid for under the Exclusionary Offer, and any such Re-Conversion shall

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be on the basis of one Variable Voting Shares for each Converted Share in respect of which the Re-Conversion occurs.

(iv)	Re-Conversion

Any Re-Conversion in respect of Converted Shares which have been withdrawn from the Exclusionary Offer for Voting Shares shall be effective at the time the right of withdrawal is exercised. Any Re-Conversion in respect of Converted Shares which have not been taken up and paid for under the Exclusionary Offer for Voting Shares shall be effective:

(A)	in respect of an Exclusionary Offer for less than all the Voting Shares which is completed, immediately following the time by which the Offeror is required under applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(B)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(v)	Deliveries

No share certificates representing Converted Shares shall be delivered to or to the order of the holders thereof before such shares have been deposited under the Exclusionary Offer, and the Transfer Agent, on behalf of the holders of the Converted Shares, shall deposit, and the holders of such shares shall be deemed to have irrevocably authorized and directed the Transfer Agent to deposit, under the Exclusionary Offer, the certificate or certificates representing the Converted Shares, Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror under the Exclusionary Offer in respect of Converted Shares. On any Re-Conversion, the Transfer Agent shall deliver to each holder entitled thereto a share certificate representing the Variable Voting Shares resulting from the Re-Conversion, The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this paragraph 3.5(c)(v).

(vi)	Notice

As soon as reasonably practicable after the Offer Date with respect to an Exclusionary Offer for Voting Shares, the Corporation shall mail, by prepaid first class mail, to each holder of Variable Voting Shares a notice advising such holders that they are entitled to convert their Variable Voting Shares into Voting Shares under paragraph 3.5(c)(i) and the reasons therefor. Such notice shall:

(A)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the Exclusionary Offer;

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(B)	include the information set out in paragraph 3.5(c)(iii) (A)-(C); and

(C)	be accompanied by a copy of the Exclusionary Offer and all other material sent to holders of Voting Shares in respect of the offer, and as soon as is reasonably practicable after any additional material, including a notice of variation, is sent to the holders of Voting Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Variable Voting Shares,

(vii)	Press Release

Before or forthwith after sending any notice referred to in paragraph 3.5(c)(vi), the Corporation shall cause a press release to be issued to a Canadian national news wire service describing the contents of the notice.

4.	CONSTRAINTS ON OWNERSHIP OF SHARES

The provisions set out in Appendix I to these share provisions shall be applicable to the Voting Shares and the Variable Voting Shares and shall form part of these share provisions.

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APPENDIX 1 – RESTRICTIONS ON SHARE OWNERSHIP AND SHARE TRANSFERS

1.	CONSTRAINTS ON OWNERSHIP OF SHARES

1.1	Voting Shares

The Voting Shares may only be beneficially owned and controlled, directly or indirectly, by persons that are not Non-Canadians.

1.2	ITA Constraints

The Board of Directors may refuse to permit registration of a transfer of any share in the capital of the Corporation that would, in the opinion of the Board of Directors, jeopardize the status of the newspapers published by the Corporation or its affiliates as “Canadian newspapers” within the meaning of section 19 of the ITA.

1.3	CBCA Constraints

In the event that any Canadian federal or provincial legislation applicable to the Corporation should become prescribed for the purposes of subsection 46(1) or paragraph 174(1)(c) of the CBCA or any other similar provision in the CBCA or the CBCA Regulations, these provisions shall be read as if they included additional constraints that assist the Corporation or any of its Affiliates or associates (within the meaning of the CBCA) to qualify under such prescribed law to receive licenses, permits, grants, payments or other benefits by reason of attaining or maintaining a specified level of Canadian ownership or control. Such specified level of Canadian ownership or control shall be the level of Canadian ownership or control designated by such prescribed law of Canada or a province.

1.4	Joint Ownership

Where Shares are beneficially owned or controlled jointly by a person or persons that is Non-Canadian and another person or persons that is not a Non-Canadian, the Shares shall be deemed to be owned or controlled by a Non-Canadian.

1.5	Exceptions

(a)	Nothing in these, provisions shall be construed to apply in respect of Shares of the Corporation that:

(i)	are held by one or more underwriters solely for the purpose of distributing the shares to the public; or

(ii)	are held by any person that is acting in relation to the shares solely in its capacity as an intermediary in the payment of funds or the delivery of securities, or both, in connection with trades in securities and that provides centralized facilities for the clearing of trades in securities.

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(b)	The constraints imposed herein do not apply to the extent that a person who is a Non-Canadian holds Shares by way of security only and such holding by way of security only is evidenced in such form as may be prescribed by the by-laws or resolutions adopted by the shareholders or directors of the Corporation and filed by such holder with the Corporation.

1.6	Powers of Directors

(a)	In the administration of these provisions, the Board of Directors shall enjoy, in addition to the powers set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose hereof, including but not limited, to all powers contemplated by the provisions relating to constrained share corporations in the CBCA and the CBCA Regulations.

(b)	The Board of Directors may, prior to the issuance of any Shares or the registration or transfer of any Shares, require that there be submitted to the Corporation and/or to the Transfer Agent a declaration setting forth the name of the person who will beneficially own or control such Share and whether or not such person is a Non-Canadian, as well as any such other information as the Board of Directors consider relevant for the purposes of determining whether that person is in compliance with the restrictions on issue or transfer of the Shares.

(c)	Except as permitted under applicable law, neither any shareholder of the Corporation nor any other interested person shall have any claim or action against the Corporation or against any director or officer of the Corporation nor shall the Corporation have any claim or action against any director or officer of the Corporation arising out of any act (including any omission to act) performed pursuant to or in intended pursuance of these provisions or any breach or alleged breach of such provisions.

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